Exhibit 99.01

5 Results Way
Cupertino, CA 95014
t 408.864.2600
f 408.342.1615
www. arcsight.com
ArcSight Achieves Record Revenue for Fiscal Second Quarter Ended October 31, 2008
Company Posts Total Revenues of $32.8M for Fiscal Second Quarter and
GAAP and Non-GAAP Earnings per Diluted Share of $0.06 and $0.11, Respectively
For the Fiscal Second Quarter:
•	Total Revenue: $32.8M, a 33% increase year-over-year

•	GAAP Net Income: $1.8M or $0.06 per diluted share

•	Non-GAAP Net Income: $3.6M or $0.11 per diluted share

•	Positive Cash Flows from Operations: $0.7M
CUPERTINO, CA – December 9, 2008 – ArcSight, Inc. (NASDAQ: ARST), a leading global provider of compliance and security management solutions that protect enterprises and government agencies, today announced financial results for its fiscal second quarter ended October 31, 2008.
For the second quarter of fiscal 2009, ArcSight reported total revenues of $32.8 million compared to total revenues of $24.6 million reported in the second quarter of fiscal 2008. Net income on a GAAP basis for the second quarter of fiscal 2009 was $1.8 million, or $0.06 per diluted share, including $210,000 in amortization of intangible assets and $1.5 million in stock-based compensation expense. This compares to a GAAP net loss of $0.4 million, or $0.03 per diluted share, reported in the second quarter of fiscal 2008, including $143,000 in amortization of intangible assets and $1.4 million in stock-based compensation expense.
Non-GAAP net income for the second quarter of fiscal 2009 was $3.6 million, or $0.11 per diluted share, excluding the above-mentioned amortization and stock-based compensation charges. This compares to a non-GAAP net income of $1.2 million, or $0.04 per diluted share, reported in the second quarter of fiscal 2008, excluding the above-mentioned charges.
During the second quarter of fiscal 2009, the company generated $0.7 million in cash from operations and closed the second quarter with cash and cash equivalents of $75.7 million.
“This past quarter we continued to see strong demand for our solutions despite the accelerated macro-economic decline during this period,” commented Tom Reilly, president and CEO of ArcSight. “Continued strength from financial services customers and the federal sector, and consistent results across all verticals supports our belief that our family of compliance and security solutions delivers a compelling value proposition even in difficult macro-economic conditions.”
For the six month period ended October 31, 2008, ArcSight reported total revenues of $60.5 million, an increase of 36% over $44.5 million reported for the same period of fiscal 2008. Net income for the six month period of fiscal 2009 was $0.5 million, or $0.02 per share, including

$421,000 in amortization of intangible assets and $2.9 million in stock-based compensation expense. This compares to a net loss of $3.3 million, or $0.31 per share, reported in the same period in 2008, including $286,000 in amortization of intangible assets and $2.1 million in stock-based compensation expenses.
Non-GAAP net income for the six month period of fiscal 2009 was $3.9 million, or $0.12 per diluted share, excluding the above-mentioned charges. This compares to a non-GAAP net loss of $0.9 million, or $0.08 per share, reported in the same period of fiscal 2008, excluding the above-mentioned charges.
Business Outlook
The following forward-looking statements reflect expectations as of December 9, 2008.  Results may be materially different and could be affected by the factors detailed in this release and in recent ArcSight SEC filings.
Third Quarter Expectations – Ending January 31, 2009
Based on current business trends and the visibility the company has from second quarter performance, ArcSight expects revenue for the third quarter of fiscal 2009 to be in the range of $32 million to $34 million, representing growth in the range of 16-23% over the same quarter of fiscal 2008.
ArcSight expects non-GAAP net income for the third quarter of fiscal 2009 to be in the range of $2.0 million to $3.2 million, or $0.06 to $0.10 cents per diluted share, which excludes stock-based compensation expense and amortization of intangibles.
Given the current economic climate, and the limited visibility and uncertainty regarding the impact this might have on customer IT spending in fiscal 2009, ArcSight believes it is not prudent to provide guidance beyond the current quarter and therefore is not providing an update of the fiscal 2009 revenue and EPS guidance that it previously provided on September 9, 2008.
Conference Call and Webcast Information
ArcSight will host a conference call and live webcast to discuss these financial results for investors and analysts at 2:00 p.m. Pacific Time on December 9, 2008. To access the conference call, dial 877-852-6561 for the U.S. or Canada and 719-325-4748 for international callers. The webcast will be available live on the Investor Relations section of the company’s website at www.arcsight.com. An audio replay of the call will also be available to investors by phone beginning at approximately 4:00 p.m. Pacific Time on December 9, 2008 until 11:59 p.m. Pacific Time on December 16, 2008, by dialing 888-203-1112 for the U.S. or Canada or 719-457-0820 for international callers, and entering passcode 3170479. In addition, an archived webcast will be available on the Investor Relations section of the company’s website at www.arcsight.com.
Use of Non-GAAP Financial Measures
ArcSight reports all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement the ArcSight unaudited condensed consolidated financial statements presented in accordance with GAAP, ArcSight uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of ArcSight operations as determined in accordance with GAAP. The non-GAAP financial measures used by ArcSight include historical non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from the ArcSight statement of operations.
For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. ArcSight may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.
ArcSight believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of ArcSight by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. ArcSight management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of ArcSight, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of ArcSight to prior periods.
Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements, including without limitation those regarding ArcSight’s “Business Outlook” (“Third Quarter Expectations – Ending January 31, 2009”); and ArcSight’s belief that the company’s products deliver a compelling value proposition to our customers even in difficult macro-economic conditions. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for enterprise risk compliance management solutions may not increase and may decrease; the risk that competitors may be perceived by customers to be better positioned to help handle compliance violations and security threats and protect their businesses from major risk; the risk that the growth of ArcSight may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the ArcSight Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on July 22, 2008 and the company’s other filings with the SEC. You can obtain copies of the company’s Annual Report on Form 10-K and its other SEC filings on the SEC’s website at www.sec.gov.
The foregoing information represents the company’s outlook only as of the date of this press release, and ArcSight undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.
About ArcSight
ArcSight (NASDAQ: ARST) is a leading global provider of compliance and security management solutions that protect enterprises and government agencies.  ArcSight helps customers comply with corporate and regulatory policy, safeguard their assets and processes, and control risk.  The ArcSight platform collects and correlates user activity and event data across the enterprise so that businesses can rapidly identify, prioritize, and respond to compliance violations, policy breaches, cybersecurity attacks, and insider threats.  For more information, visit www.arcsight.com. (ARST-IR)
© 2008 ArcSight, Inc. All rights reserved. ArcSight and the ArcSight logo are trademarks of ArcSight, Inc.
Investor Relations Contact:
Robert Dougherty
FD Ashton Partners
415-293-4427
robert.dougherty@fdashtonpartners.com

ARCSIGHT, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	As of	As of
	October 31,	April 30,
	2008	2008
	(Unaudited)
Assets
Current assets:

Cash and cash equivalents	$75,678	$71,946
Accounts receivable, net	23,192	26,658
Other prepaid expenses and current assets	4,152	5,565

Total current assets	103,022	104,169

Property and equipment, net	5,226	4,834
Goodwill	5,746	5,746
Acquired intangibles assets, net	1,740	2,161
Other long-term assets	1,411	1,669

Total assets	$117,145	$118,579

Liabilities and stockholders’ equity
Current liabilities:

Accounts payable	$3,349	$3,115
Accrued compensation and benefits	6,529	11,864
Other accrued liabilities	6,110	5,967
Deferred revenues, current	34,777	36,512

Total current liabilities	50,765	57,458

Deferred revenues, non-current	4,685	4,754
Other long-term liabilities	1,626	1,598

Total liabilities	57,076	63,810

Stockholders’ equity:
Additional paid-in capital	106,518	101,574
Deferred stock-based compensation	(2)	(53)
Accumulated other comprehensive loss	(255)	(45)
Accumulated deficit	(46,192)	(46,707)

Total stockholders’ equity	60,069	54,769

Total liabilities and stockholders’ equity	$117,145	$118,579

ARCSIGHT, INC.
Condensed Consolidated Statement of Operations
(On a GAAP basis)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007
Revenues:
Products	$19,169	$15,670	$34,971	$27,875
Maintenance	9,530	6,617	18,098	12,247
Services	4,136	2,341	7,429	4,376

Total revenues	32,835	24,628	60,498	44,498
Cost of revenues:
Products	1,844	1,130	3,499	1,814
Maintenance(1)	1,663	1,381	3,294	2,627
Services(1)	2,387	1,362	4,430	2,440

Total cost of revenues	5,894	3,873	11,223	6,881

Gross profit	26,941	20,755	49,275	37,617
Operating expenses(1):
Research and development	5,423	4,847	10,738	9,107
Sales and marketing	14,355	12,688	29,223	24,607
General and administrative	4,863	3,468	9,212	6,988

Total operating expenses	24,641	21,003	49,173	40,702

Income (loss) from operations	2,300	(248)	102	(3,085)
Interest income	351	116	755	264
Other income and expense, net	(11)	(95)	(110)	(224)

Income (loss) before provision for income taxes	2,640	(227)	747	(3,045)
Provision for income taxes	795	139	232	257

Net income (loss)	$1,845	$(366)	$515	$(3,302)

Net income (loss) per common share, basic	$0.06	$(0.03)	$0.02	$(0.31)

Net income (loss) per common share, diluted	$0.06	$(0.03)	$0.02	$(0.31)

Shares used in computing basic net income (loss) per common share	31,154	10,624	31,048	10,504

Shares used in computing diluted net income (loss) per common share	32,780	10,624	32,784	10,504

(1)	Stock-based compensation expense as included in above

Cost of maintenance revenues	54	30	100	38
Cost of services revenues	39	38	72	46
Research and development	334	490	673	647
Sales and marketing	752	680	1,503	1,141
General and administrative	346	180	580	261

ARCSIGHT, INC.
Consolidated Statement of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007
GAAP net income (loss)	$1,845	$(366)	$515	$(3,302)
Plus:
a) Stock-based compensation expenses	1,525	1,418	2,928	2,133
b) Amortization of intangibles	210	143	421	286

Non-GAAP net income (loss)	$3,580	$1,195	$3,864	$(883)

GAAP net income (loss) per common share, basic	$0.06	$(0.03)	$0.02	$(0.31)
Plus:
a) Stock-based compensation expenses	0.05	0.13	0.09	0.20
b) Amortization of intangibles	—	0.01	0.01	0.03

Non-GAAP net income (loss), basic	$0.11	$0.11	$0.12	$(0.08)

Non-GAAP net income (loss), diluted	$0.11	$0.04	$0.12	$(0.08)

Shares used in computing basic net income (loss) per common share	31,154	10,624	31,048	10,504

Shares used in computing diluted net income (loss) per common share	32,780	27,396	32,784	10,504

Use of Non-GAAP Financial Information
In addition to the reasons stated above, which are generally applicable to each of the items ArcSight excludes from its non-GAAP financial measures, ArcSight believes it is appropriate to exclude certain items for the following reasons:
Amortization of Intangibles. When analyzing the operating performance of an acquired entity, ArcSight management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, ArcSight management excludes the GAAP impact of the amortization of acquired intangible assets to its financial results. ArcSight believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting amortization expense associated with acquired intangible assets.

In addition, in accordance with GAAP, ArcSight generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, ArcSight generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, ArcSight believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.
Stock-Based Compensation. When evaluating the performance of its consolidated results, ArcSight does not consider stock-based compensation charges. Likewise, the ArcSight management team excludes stock-based compensation expense from its operating plans. In contrast, the ArcSight management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, ArcSight places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.
ArcSight believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.